UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2023

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1385 S. Colorado Blvd., Building A, Suite 322, Denver, Colorado 80222

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on March 21, 2022, Ipsidy Inc., now known as authID Inc. (the “Company”), entered into a Facility Agreement with Stephen J. Garchik, who was and is a shareholder of the Company (“Garchik”), pursuant to which Garchik agreed to provide to the Company a $10.0 million unsecured standby line of credit facility that could be drawn down in several tranches, subject to certain conditions described in the Facility Agreement (the “Original Facility Agreement”). Pursuant to the Original Facility Agreement, the Company paid Garchik a facility commitment fee of 100,000 shares of our common stock (the “Facility Commitment Fee”) upon the effective date of the Original Facility Agreement.

On March 8, 2023, the Company entered into an Amended and Restated Facility Agreement with Garchik, pursuant to which the Company and Garchik amended and restated the Original Facility Agreement in its entirety (the “A&R Facility Agreement”), to replace the credit facility contemplated by the Original Facility Agreement with (i) an initial credit facility to the Company in an amount of $900,000 (the “Initial Funding”) and (ii) the parties to use their reasonable best efforts after the Initial Funding to negotiate the terms of a subsequent credit facility in the aggregate amount of $2,700,000 (the “Subsequent Funding”).

On March 9, 2023, pursuant to the A&R Facility Agreement, the Company entered into a promissory note in favor of Garchik (the “Initial Promissory Note”), pursuant to which Garchik loaned $900,000 (the “Principal Amount”) to the Company. At the same time, as a condition to Garchik providing the Principal Amount, certain of the Company’s subsidiaries, ID Solutions, Inc., FIN Holdings, Inc. and Innovation in Motion, Inc. (the “Guarantors”) entered into a guaranty of the Initial Promissory Note with Garchik (the “Guaranty”).

A&R Facility Agreement

Under the A&R Facility Agreement, Garchik agreed to provide the Initial Funding to the Company upon receipt of a fully executed Initial Promissory Note and an executed Release Agreement relating to the Original Facility Agreement (the “Release Agreement”). The Company and Garchik have agreed to use reasonable best efforts to negotiate the terms of the Subsequent Funding by March 15, 2023, and the A&R Facility Agreement will terminate if definitive documentation for the Subsequent Funding is not entered into before July 1, 2023, for any reason other than breach of a party’s obligations.

While the terms of the Subsequent Funding are subject to due diligence and final documentation, a summary of selected terms of the proposed financing is attached to the A&R Facility Agreement as Exhibit B thereto. The Subsequent Funding would be a $2,700,000 secured note facility with a 12% per annum interest rate, paid in kind, capitalized and added to the balance of the loan on a quarterly basis, calculated on a 360-day year basis, on the outstanding aggregate balance of the Subsequent Facility. The Subsequent Facility will mature twenty-four (24) months after effectiveness. Garchik will be granted a fully perfected, non-avoidable, first-priority security interest and lien on all assets of the Company. The Subsequent Facility would be the senior obligation of the Company and will rank senior in right to payment of the obligations under the existing Senior Secured Convertible Notes entered into between the Company and certain noteholders on March 21, 2022 (the “Convertible Notes”) and the liens granted in connection with the Subsequent Facility shall rank pari passu with the liens granted to holders of the Convertible Notes. Pursuant to this, the Company will use reasonable best efforts to obtain the consent of two-thirds of the holders of Convertible Notes.

In satisfaction of a condition precedent to the Initial Funding under the A&R Facility Agreement, Thomas L. Thimot, Phillip L. Kumnick, Philip R. Broenniman, Michael A. Gorriz and Neepa Patel, comprising all directors of the Company’s board of directors (the “Board of Directors”) other than Joseph Trelin, Michael L. Koehneman and Jacqueline L. White (the “Remaining Directors”), delivered to the Company executed resignation letters in escrow (the “Board Resignation Letters”) that became effective as of the Initial Funding. Also in satisfaction of a condition precedent to the Initial Funding under the A&R Facility Agreement, on March 9, 2023, the Board of Directors appointed Joseph Trelin to the Company’s Compensation and Audit Committees, effective as of the Initial Funding.

The A&R Facility Agreement also provided Garchik with the right to nominate four (4) designees (not counting any Remaining Directors) (the “New Designees”) to be considered for election to the Board of Directors (the “Nomination Right”). In satisfaction of a condition precedent to the Initial Funding under the A&R Facility Agreement, as described in greater detail in Item 5.02 of this Current Report, the Board of Directors appointed four (4) New Designees to the Board, effective as of the Initial Funding. The Company also agreed that the Board of Directors would, promptly following the closing of the Initial Funding, evaluate candidates for appointment as replacement of Mr. Thimot as Chief Executive Officer and that, upon the earlier of appointment of a new Chief Executive Officer or April 3, 2023, Mr. Thimot’s resignation letter as Chief Executive Officer will be declared effective.

Initial Promissory Note

Interest accrues on the Principal Amount until paid in full at a per annum rate equal to 15%, computed on the basis of a 360-day year and twelve 30-day months, payable in arrears on March 31, June 30, September 30 and December 31 of each year commencing March 31, 2023 or the first business day following each such date if any such date falls on a day which is not a business day, in cash. The Principal Amount shall mature on March 31, 2025.

The Company made standard (i) affirmative covenants to Garchik, including, but not limited to, in regard to its existence, payment obligations, business activities, financial information and use of proceeds and (ii) negative covenants to Garchik, including, but not limited to, in regard to the rank of indebtedness, incurrence of indebtedness, maintenance of insurance and properties, transactions with affiliates and disposition of assets.

While the Initial Promissory Note is unsecured, in the event of either (I) the conversion of the Convertible Notes of all amounts outstanding thereunder and the release of all liens over the Company’s assets granted by and through the Transaction Documents (as defined in the Convertible Notes) or (II) receipt of the consent of the requisite holders of the Convertible Notes, in each case, the Company will, as collateral security for the due and punctual payment and performance of all obligations under the Initial Promissory Note, pledge and assign to Garchik a first-priority, continuing security interest in substantially all of the assets of the Company, subject to exclusions consistent with those contained in the Transaction Documents. The Company has agreed to use its reasonable best efforts to deliver to Garchik an amendment to the Securities Purchase Agreement, dated as of March 21, 2022 (the “SPA”), pursuant to which the Convertible Notes were purchased, permitting the grant of that collateral security to Garchik. Upon the grant of that collateral security, interest will accrue on the outstanding Principal Amount under the Initial Promissory Note at a per annum rate equal to 12%.

The Initial Promissory Note includes customary Events of Default, including, among other things, (i) failing to make payment of any of the Principal Amount or interest due and such failure continues for not less than 5 business days without being cured; (ii) any representation or warranty in the Initial Promissory note being untrue in any material respect and such failure continuing for a period of not less than 5 business days without being cured; or (iii) the Initial Promissory Note shall for any reason cease to be, or shall be asserted by the Company or any affiliate thereof not to be, a legal, valid and binding obligation of the Company. Upon an Event of Default, Garchik can declare all outstanding amounts under the Initial Promissory Note due, along with any accrued interest.

Guaranty

In connection with the Company and Garchik entering into the Initial Promissory Note, each Guarantor of the Company agreed to, for the benefit and security of Garchik, guarantee the payment and performance all of the Company’s obligations under the Initial Promissory Note and the Guaranty.

Release Agreement

In connection with the A&R Facility Agreement, on March 9, 2023, the Company and Garchik entered into the Release Agreement, pursuant to which the Company and Garchik mutually agreed to release any and all rights to make a claim against the other and any existing claims against the other arising out of or relating to the Original Facility Agreement.

Additional Information

The foregoing is only a summary of the material terms of the A&R Facility Agreement, the Initial Promissory Note, the Guaranty, the Release Agreement and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the A&R Facility Agreement, the Initial Promissory Note, the Guaranty, the Release Agreement is qualified in its entirety by reference to the forms of such agreements, which are filed as exhibits to this Current Report and are incorporated by reference herein.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about us in our reports filed with the Securities and Exchange Commission. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by us, which were made only for purposes of that agreements and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2023, Mr. Thimot tendered his resignation as Chief Executive Officer to the Company, effective upon the earlier of the appointment of his successor and April 3, 2023. The Company is currently in negotiations with a candidate to be appointed as Chief Executive Officer, but no agreement has been reached regarding such appointment at this time.

Before the A&R Facility Agreement was entered into, Mr. Thimot, Phillip L. Kumnick, Philip R. Broenniman, Michael A. Gorriz and Neepa Patel (the “Retiring Directors”) tendered their resignations from the Board of Directors of the Company, to be held in escrow until the Initial Funding. The Company thanks the Retiring Directors for their dedicated service to the Company.

On March 9, 2023, the Board of Directors appointed Joseph Trelin to the Company’s Compensation and Audit Committees.

Pursuant to the Nomination Right under the A&R Facility Agreement, Mr. Garchik nominated Rhon Daguro, Ken Jisser, Michael Thompson and Thomas Szoke for appointment to the Board of Directors. On March 9, 2023, the Board of Directors appointed Messrs. Daguro, Jisser, Thompson and Szoke as additional directors of the Company (the “Additional Directors”) and reduced the size of the Board of Directors from 8 directors to 7 directors, with effect from the resignations of the Retiring Directors. Under the terms of the A&R Facility Agreement, the Nomination Right expired upon the appointment of the four (4) Additional Directors to the Board of Directors.

Rhon Daguro

Mr. Daguro has over 20 years of sales, marketing, technology, and venture capital experience. He has built multiple profitable software and professional services firms. Most recently, from 2018 to 2022, he served as the Chief Revenue Officer of Socure Inc. Prior to that, Mr. Daguro held various executive sales positions with Persistent Systems, Hortonworks, and Oracle.

Ken Jisser

Mr. Jisser is the Founder & CEO of The Pipeline Group, Inc., a technology-enabled services company that aims to deliver business results for companies looking to build predictable and profitable pipeline. Mr. Jisser founded the company in his garage in 2017, and it reached #415 among the fastest growing private companies in America, according to Inc. Magazine rankings published in 2021. Prior to that, Mr. Jisser served as GTM Advisor at Druva Inc., where he rebuilt the global inside sales team.

Thomas R. Szoke

Mr. Szoke has over 25 years of engineering, global sales, and operations management experience. He is a founder of the Company and has served as a director and in various other senior roles until 2021. Prior to founding the Company, he served as Chief Operating Officer of Innovation In Motion Inc., now a subsidiary of the Company. Mr. Szoke is also the inventor of IIM Global Corps HDR Intelligent Accessory product lines and has held various sales and management positions with Motorola, Inc. for over 20 years. Since 2021, he has been an independent consultant for the Company and others.

Michael Thompson

Mr. Thompson has over 38 years of domestic and international experience in publicly traded and private equity backed consumer and commercial businesses. Since 2022, Mr. Thompson has been a partner at Hemingway Capital, an operationally focused private equity firm. Previously, he served as Chief Executive Officer for companies in the bedding (Corsicana Mattress from 2018 to 2022), polyurethane foam and pet products industries and was an operating executive for two leading middle-market private equity firms. Mr. Thompson has also held executive positions with Rubbermaid Commercial Products, Merillat Industries, a division of Masco Corporation, and Black+Decker, and began his career with Sunbeam Appliance Company.

The Board of Directors has determined that Messrs. Daguro and Thompson are independent directors under applicable Nasdaq rules.

Mr. Jisser is the Founder and Chief Executive Officer of The Pipeline Group, Inc. (“TPG”), a technology-enabled services company that assists companies with pipeline generation. Because the Company was billed approximately $360,000 in 2021, $960,000 in 2022 and $52,000 to date in 2023 as a customer of TPG and is currently contracted to pay TPG $10,000 per month for up to 12 months (terminable upon notice at any time at the end of a month), Mr. Jisser is not an independent director under applicable Nasdaq rules.

Mr. Szoke, a co-founder of the Company, previously served as Chief Solutions Architect of the Company from 2019 to 2021 and Chief Technology Officer and Chief Operating Officer of the Company from 2016 to 2018 and solely in 2018, respectively, and so is not an independent director under applicable Nasdaq rules. Additionally, Mr. Szoke was formerly a director of the Company from 2013 to 2021.

In addition to the Company’s standard cash compensation for directors, each Additional Director will be granted 100,000 share options in the Company, vesting over three years on the date of each annual meeting of the shareholders of the Company. The options will be priced based on the closing price of our common stock on the third trading day after the public announcement of the transactions described in this Current Report.

Item 7.01 Regulation FD Disclosure.

On March 9, 2023, the Company issued a press release about its entry into the A&R Facility Agreement, the closing of the Initial Funding and the Board of Director and management changes described elsewhere in this Current Report. The press release is furnished as exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Amended and Restated Facility Agreement between the Company and Stephen J. Garchik dated March 8, 2023.
10.2	Promissory Note between the Company and Stephen J. Garchik dated March 9, 2023.
10.3	Guaranty Agreement by FIN Holdings Inc., Innovation in Motion, Inc. and ID Solutions, Inc. in favor of Stephen J. Garchik dated March 9, 2023.
10.4	Release Agreement between the Company and Stephen J. Garchik dated March 9, 2023.
99.1	Press Release, dated March 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: March 10, 2023	By:	/s/ Hang Thi Bich Pham
	Name:	Hang Thi Bich Pham
	Title:	Chief Financial Officer